Exhibit 99.1

Press Release

StoneMor Partners L.P. Announces 2005 Third Quarter Results

Bristol, PA, November 14, 2005—StoneMor Partners L.P. (NASDAQ: STON) today announced its operating results for the third quarter ended September 30, 2005. On September 20, 2004, the business of Cornerstone Family Services, Inc. and its subsidiaries was contributed to StoneMor Partners L.P. in connection with the initial public offering of common units representing limited partner interests in StoneMor Partners L.P. Operating results for the third quarter ended September 30, 2004 reflect the operating results of Cornerstone Family Services, Inc., the predecessor to StoneMor Partners L.P.

The following table summarizes selected comparative items that the Partnership believes is representative of its operating performance for the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
	(in thousands)		(in thousands)
Total Revenues	$21,089	$25,030	$65,197	$71,549
Operating Profit	$1,600	$2,887	$7,007	$8,805
Net Income (Loss)	$(4,499)	$797	$(5,314)	$3,027
Distributable Free Cash Flow (a)		$4,214

(a)	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures within this press release.

Three months ended September 30, 2005

For the three months ended September 30, 2005, the Company reported an increase in revenues of $3.9 million or 18.5% compared to the corresponding quarter of 2004. This increase is primarily attributable to a $2.2 million increase in delivery and installation of vaults, a $1.4 million increase in the delivery of marker and marker bases and a $0.4 million increase in investment income from trusts. Additionally, the company achieved modest gains in at-need and other cemetery and funeral home revenues.

The Company reported an 81.3% increase in operating profit for the three months ended September 30, 2005 as compared to the same quarter in 2004. This increase is calculated after the Company’s expenditure of $1.2 million for expenses related to being a public company, including costs associated with Sarbanes-Oxley compliance of $0.4 million during the quarter. There were no similar costs during the comparable quarter of last year. During the third quarter of 2004, the company recorded a $0.4 million non-cash charge for equity compensation in a related company given to certain officers and directors and $0.3 million for the amortization of debt issuance costs that it did not incur during the same quarter of 2005. As a percentage of cemetery revenues, variable costs remained approximately the same during 2004 and 2005.

During the third quarter of 2005, the Company’s net income increased by $5.3 million, as compared to the same quarter in 2004. In addition to the aforementioned gains in operating profit, the Company also recorded $4.2 million in non-recurring expenses for restructuring its previous credit facility during the third quarter of 2004 with no corresponding expense in 2005.

Nine months ended September 30, 2005

For the nine months ended September 30, 2005, the Company reported an increase in revenues of $6.3 million or 9.7% compared to the corresponding nine months of 2004. This increase is primarily attributable to a $2.8 million increase in delivery and installation of vaults, a $1.2 million dollar increase in the completion of pre-sold mausoleum crypts and a $1.7 million increase in investment income from trusts. Additionally, the company achieved modest gains in at-need revenues and funeral home revenues, partially offset by a decrease in other cemetery revenues.

The Company reported a 25.7% increase in operating profit for the nine months ended September 30, 2005 as compared to the same nine months of 2004. This increase is calculated after the Company’s expenditure of $3.4 million for expenses related to being a public company, including costs associated with Sarbanes-Oxley compliance of $0.9 million during the first nine months of 2005. There were no similar costs during the comparable quarter of last year. During the first nine months of 2004, the company recorded a $0.4 million non-cash charge for stock in a related company given to certain officers and directors and $1.0 million for the amortization of debt issuance costs that it did not incur during the same nine months of 2005.

The Company’s net income for the nine months ending September 30, 2005 increased by $8.3 million as compared to the same nine months of 2004. In addition to the aforementioned gains in operating profit, the Company also recorded $4.2 million in non-recurring expenses for restructuring its previous credit facility during the third quarter of 2004 with no corresponding expense in 2005.

Operating Statistics

The Company uses its operating data as an additional method of evaluating its performance. During the third quarter of 2005, the Company performed 5.8% fewer interments, but recognized 17.8% more revenue per interment. The Company believes that the reduction in interments is not indicative of any negative trends. During the third quarter and for the nine-month period ending September 30, 2005 and 2004, the Company approximated the number of contracts written while increasing the average dollars per contract by 6.8% in the third quarter of 2005 and 3.2% in the first nine months of 2005. For the third quarter of 2005, the Company increased the number of pre-need contracts written by 2.3% while simultaneously increasing dollars per preneed contract by 5.1%. These results are indicative of the continuing execution of the Company’s business strategy and performance of experienced sales personnel.

Distributable Free Cash Flow

The Company defines distributable free cash flow as net cash provided by operating activities before appropriate reserves, if any, adjusted for expenditures related to its initial public offering, less maintenance capital expenditures and debt payments not funded by the proceeds of that offering, and other expenditures not related to normal operating activities during the period presented. A reconciliation between net cash provided by operating activities (the GAAP financial measure the Company believes is most directly comparable to distributable free cash flow) and distributable free cash flow for the quarter ended September 30, 2005 follows:

(in thousands)
Net cash provided by operating activities	$4,429
Maintenance capital expenditures not funded by the public offering proceeds	(215)

Distributable free cash flow	$4,214

Distributable free cash flow is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the discussion of non-GAAP financial measures within this press release.

Acquisitions

The Company has previously stated that a primary goal is to grow through acquisition. On November 1, 2005, StoneMor completed its first acquisition as a public company by acquiring 22 cemeteries and six funeral homes from Service Corporation International (NYSE: SCI) for $12.927 million. StoneMor paid $7.027 million in cash and 280,952 Limited Partner units, representing the additional $5.9 million. In addition, StoneMor will assume the merchandise and service liabilities associated with certain pre-arranged and bonded contracts of the properties. This acquisition is expected to increase the annual number of interments performed by the Company by approximately 20%. After operating these new locations for one full fiscal quarter, the Company intends to assess their performance and determine the level of additional cash flow provided to evaluate the potential for an increase in its quarterly distribution.

Investors’ Conference Call

An investors’ conference call to review the 2005 third quarter results will be held on Monday, November 14, 2005, at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (888) 662-9069. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on November 28, 2005. The reservation number for the audio replay is as follows: 21265735. The audio replay of the conference call will also be archived on StoneMor’s website at http://stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries in the United States, with 154 cemeteries in 13 states. StoneMor is the only publicly traded death care company focused almost exclusively on cemeteries and is the only publicly held death care company structured as a master limited partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “anticipate,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets from Service Corporation International, disclosed within this press release; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	December 31, 2004	September 30, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,474	$10,225
Accounts receivable, net of allowance	25,479	27,053
Prepaid expenses	1,778	2,644
Other current assets	861	2,819

Total current assets	42,592	42,741
LONG-TERM ACCOUNTS RECEIVABLE - net of allowance	32,402	30,507
CEMETERY PROPERTY	150,215	149,421
PROPERTY AND EQUIPMENT	22,616	22,461
MERCHANDISE TRUSTS, restricted, at fair value	114,798	106,753
PERPETUAL CARE TRUSTS, restricted, at fair value	127,949	128,992
DEFERRED FINANCING COSTS - net of accumulated amortization	2,551	2,170
OTHER ASSETS	1,344	1,354

TOTAL ASSETS	$494,467	$484,399

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$6,136	$4,776
Accrued interest	162	222

Total current liabilities	6,298	4,998
LONG-TERM DEBT	80,000	82,400
DEFERRED CEMETERY REVENUES, net	127,426	129,981
MERCHANDISE LIABILITY	37,477	32,123

Total liabilities	251,201	249,502

COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTEREST IN PERPETUAL CARE TRUSTS	127,949	128,992
PARTNERS’ EQUITY
General partner	1,663	1,475
Limited partners:
Common	72,892	68,280
Subordinated	40,762	36,150

Total common stockholders’ / partners’ equity	115,317	105,905

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$494,467	$484,399

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

(unaudited)

	Cornerstone Family Services, Inc.	StoneMor PartnersL.P.	Cornerstone Family Services, Inc.	StoneMor PartnersL.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005
Revenues:
Cemetery	$20,694	$24,518	$63,790	$69,887
Funeral home	395	512	1,407	1,662

Total revenues	21,089	25,030	65,197	71,549

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown seperately below):
Land and crypts	1,398	1,621	3,622	4,209
Perpetual care	490	687	1,840	2,094
Merchandise	1,208	1,369	3,830	3,857
Cemetery expense	5,031	5,544	14,765	15,872
Selling expense	4,413	5,179	13,958	14,717
General and administrative expense	2,489	2,736	7,353	7,658
Corporate overhead (including $433 in stock-based compensation in 2004)	2,968	3,799	7,959	10,391
Depreciation and amortization	1,073	712	3,554	2,580
Funeral home expense	419	496	1,309	1,366

Total cost and expenses	19,489	22,143	58,190	62,744

OPERATING PROFIT	1,600	2,887	7,007	8,805
EXPENSES RELATED TO REFINANCING	4,200		4,200
INTEREST EXPENSE	2,623	1,631	7,907	4,800

INCOME / (LOSS) BEFORE INCOME TAXES	(5,223)	1,256	(5,100)	4,005
INCOME TAXES (BENEFIT):
State and franchise taxes	(507)	376	207	620
Federal	(217)	83	7	358

Total income taxes (benefit)	(724)	459	214	978

NET INCOME (LOSS)	$(4,499)	$797	$(5,314)	$3,027

Net income per limited partner unit for the three months and nine months ended September 30, 2005
Net income		$797		$3,027
General partner’s interest in net income for the period		$16		$61
Limited partners’ interest in net income for the period
Common		$391		$1,483
Subordinated		$391		$1,483
Net income per limited partner unit (basic and diluted)		$.09		$.35
Weighted average number of limited partners’ units outstanding (basic and diluted)		8,480		8,480

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2005.

StoneMor Partners L.P.

Successor to Cornerstone Family Services, Inc. (Predecessor)

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2004	2005
OPERATING ACTIVITIES:
Net income (loss)	$(5,314)	$3,027
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activity:
Cost of lots sold	3,879	2,856
Depreciation and amortization	3,554	2,580
Expenses related to refinancing	3,889
Stock-based Compensation	433
Deferred income tax (benefit)	(1,683)	459
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,882)	321
Merchandise trust fund	(4,346)	6,738
Prepaid expenses	(38)	(866)
Other current assets	(59)	(256)
Other assets	(32)	(8)
Accounts payable and accrued and other liabilities	2,053	(1,758)
Deferred cemetery revenue	7,674	3,862
Merchandise liability	(4,616)	(5,349)

Net cash provided by (used in) operating activities	3,512	11,606

INVESTING ACTIVITIES:
Cost associated with potential business acquisitions	—	(1,706)
Additions to cemetery property	(2,810)	(2,087)
Acquisitions of property and equipment	(1,279)	(1,843)

Net cash used in investing activities	(4,089)	(5,636)

FINANCING ACTIVITIES:
Cash distribution	—	(12,441)
Additional borrowings on long-term debt	85,000	2,400
Repayments of long-term debt	(135,546)	—
Sale of partner units	81,383
Cost of financing activities	(22,177)	(178)

Net cash provided by (used in) financing activities	8,660	(10,219)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,083	(4,249)
CASH AND CASH EQUIVALENTS - Beginning of period	5,554	14,474

CASH AND CASH EQUIVALENTS - End of period	$13,637	$10,225

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$7,775	$4,735

Cash paid during the period for income taxes	$832	$970

See accompanying notes to the Condensed Consolidated Financial Statements in Form 10-Q Report for the quarter ended September 30, 2005.

Non-GAAP Financial Measures

Distributable Free Cash Flow

We present distributable free cash flow because management believes this information is a useful adjunct to net cash provided by operating activities under GAAP. Distributable free cash flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the minimum quarterly cash distribution to the holders of our common units and subordinated units and for other purposes such as repaying debt and expanding through strategic investments.

Distributable free cash flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable free cash flow is not a measure of financial performance and should not be considered as an alternative to cash flows from operating, investing or financing activities.